                                                                   EXHIBIT 99.01

FOR IMMEDIATE RELEASE

                                        FOR MORE INFORMATION CONTACT:

                                        Mark C. Brown, Senior Vice President and
                                        Chief Financial Officer
                                        (703) 247-2514

                                        Sonya Udler, Vice President,
                                        Corporate Communications
                                        (703) 247-2517
                                        sonya.udler@strayer.edu
                                        -----------------------

                      STRAYER EDUCATION PROVIDES UPDATE ON
                        MIDDLE STATES COMMISSION ACTIONS

ARLINGTON, Va., November 30, 2006 - Strayer University, a wholly owned subsidiary of Strayer Education, Inc., (Nasdaq: STRA) is accredited by The
Middle States Commission on Higher Education through 2011. The University recently completed a voluntary comprehensive self study report, which was submitted to Middle States to support the University's request for an early reaffirmation of accreditation, prior to Middle States' scheduled accreditation review in 2011.

Middle States has reviewed the University's report and has requested additional information on the implementation of three proposed improvements: changes to the
University's bylaws, hiring of additional full-time faculty, and testing procedures to assess core competencies of incoming students. A follow up report to Middle States is due March 1, 2007 to confirm implementation of the actions the University has taken. The University's status as an accredited institution remains unchanged as a result of Middle States' review, and the University anticipates it will receive early re-accreditation approval by June 2007.

The Company reported that Middle States also approved the University's previously announced two new campuses in the state of Kentucky, scheduled to open for the winter 2007 term, as well as two new campuses in the Orlando,
Florida market that the University intends to open for the spring 2007 term. All
Strayer University new campus locations require Middle States approval, and
Middle States has indicated it will review the remainder of Strayer's planned
2007 openings upon completion of the reaffirmation process.

"We welcome Middle States' recommendations on our self study," said Robert S.
Silberman, Chairman and Chief Executive Officer of Strayer Education. "Our goal is to provide a high quality post-secondary education to our working adult students, and the Middle States academic peer review process is an important part of meeting that goal. We appreciate the confidence that

Middle States has shown in us in approving our four new campuses planned for the first half of 2007."

Strayer Education, Inc. (Nasdaq: STRA) is an education services holding company that owns Strayer University and certain other assets. Strayer's mission is to make higher education achievable and convenient for working adults in today's economy. Strayer University is a proprietary institution of higher learning that offers undergraduate and graduate degree programs in business administration, accounting, information technology, education, and public administration to more than 31,000 working adult students at 43 campuses in 10 states and Washington,
D.C., in the eastern United States and worldwide via the Internet through
Strayer University Online. Strayer University is committed to providing an education that prepares working adult students for advancement in their careers and professional lives. Founded in 1892, Strayer University is accredited by the
Middle States Commission on Higher Education.

For more information on Strayer Education, Inc. visit www.strayereducation.com and for Strayer University visit www.strayer.edu.

                                      # # #

This press release contains statements that are forward looking and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation
Reform Act of 1995 ("Reform Act"). The statements are based on the Company's current expectations and are subject to a number of uncertainties and risks. In connection with the Safe Harbor provisions of the Reform Act, the Company has identified important factors that could cause the Company's actual results to differ materially from those expressed in or implied by such statements. The uncertainties and risks include the pace of growth of student enrollment, our continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as regional accreditation standards and state and regional regulatory requirements, competitive factors, our ability to implement our growth strategy, risks associated with the opening of new campuses, risks associated with the offering of new educational programs and adapting to other changes, risks associated with the acquisition of existing educational institutions, risks relating to the timing of regulatory approvals, and general economic and market conditions. Further information about these and other relevant risks and uncertainties may be found in the Company's annual report on Form 10-K and its other filings with the Securities and Exchange
Commission, all of which are incorporated herein by reference and which are available from the Commission. We undertake no obligation to update or revise forward looking statements.